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                                                                    EXHIBIT 99.3

                        SUN INTERNATIONAL HOTELS LIMITED
                      SUN INTERNATIONAL NORTH AMERICA, INC.

                        OFFER FOR ANY AND ALL OUTSTANDING
                    8 7/8% SENIOR SUBORDINATED NOTES DUE 2011
                                 IN EXCHANGE FOR
               REGISTERED 8 7/8% SENIOR SUBORDINATED NOTES DUE 2011

To Our Clients:

         Enclosed for your consideration is a Prospectus, dated October 5, 2001 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Sun International Hotels Limited ( "Sun International") and Sun International North America, Inc. ("SINA", and, together with Sun International, the "Issuers") to exchange their 8 7/8% Senior Subordinated Notes due 2011, which have been registered under the Securities Act of 1933, as amended, for their outstanding 8 7/8% Senior Subordinated Notes due 2011 (the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Issuers contained in the Registration Rights Agreement dated as of August 14, 2001 among the Issuers, the guarantors referred to therein and the initial purchasers referred to therein.

         This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on November 8, 2001 (the "Expiration Date") unless extended by the Issuers. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date.

         Your attention is directed to the following:

1.       The Exchange Offer is for any and all Old Notes.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Conditions to the Exchange Offer" and in the Letter of Transmittal.

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3.       The Exchange Offer expires at 5:00 p.m., New York City time, on the
         Expiration Date, unless extended by the Issuers.

         If you wish to tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Sun International Hotels Limited and Sun International North America, Inc. with respect to their Old Notes.

         This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

         Please tender the Old Notes held by you for my account as indicated below:

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
                                                                          AGGREGATE PRINCIPAL AMOUNT
                                                                                 OF OLD NOTES

8 7/8% Senior Notes due 2011                                   ----------------------------------------------
                                                                   (must be an integral multiple of $1,000)
|_|      Please do not tender any Old Notes held by
         you for my account.

Dated:                              , 2001
       -----------------------------                           ----------------------------------------------

                                                               ----------------------------------------------
                                                                                 SIGNATURE(S)

                                                               ----------------------------------------------

                                                               ----------------------------------------------

                                                               ----------------------------------------------
                                                                           PLEASE PRINT NAME(S) HERE

                                                               ----------------------------------------------

                                                               ----------------------------------------------
                                                                                  ADDRESS(ES)

                                                               ----------------------------------------------

                                                               ----------------------------------------------
                                                                     AREA CODE(S) AND TELEPHONE NUMBER(S)

                                                               ----------------------------------------------
                                                                 TAX IDENTIFICATION OR SOCIAL SECURITY NO(S).
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         None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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